UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2024, Concentra Group Holdings Parent, Inc., a Delaware corporation (“Concentra”), completed its previously announced initial public offering (the “IPO”) of 22,500,000 shares of its common stock, par value $0.01 per share (the “Concentra Common Stock”) at an initial public offering price of $23.50 per share for net proceeds of $499,668,750.00 million. Prior to the IPO, Concentra was a wholly owned subsidiary of Select Medical Corporation (“SMC”). Pursuant to the Separation Agreement (as defined below), Concentra paid to SMC all of the net proceeds from the sale of shares of Concentra’s common stock in the IPO in order to repay debt owed to SMC. As of the closing of the IPO, SMC owns 104,093,503 shares of Concentra Common Stock, or approximately 82.23% of the total outstanding shares of Concentra Common Stock.

Separation Agreement

In connection with the IPO and as previously contemplated by, and described in, the Registration Statement on Form S-1, as amended (File No. 333-280242), filed by Concentra with the Securities and Exchange Commission and declared effective on July 24, 2024 (the “Registration Statement”), SMC and Concentra entered into a separation agreement (the “Separation Agreement”) on July 26, 2024. The Separation Agreement sets forth certain agreements between SMC and Concentra regarding, among other matters:

•	the principal corporate actions and internal reorganization pursuant to which Concentra will separate from SMC;

•	SMC’s and Concentra’s respective rights and obligations with respect to the IPO;

•	certain matters with respect to any subsequent distribution or other disposition by SMC of the shares of Concentra Common Stock owned by Concentra following the IPO (the “Distribution”); and

•	other agreements governing aspects of Concentra’s relationship with SMC following the IPO.

For further details regarding the Separation Agreement, see the description set forth in the section entitled “Certain Relationships and Related Person Transactions — Agreements to be Entered into in Connection with the Separation — Separation Agreement” in the Registration Statement. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Related Agreements

In connection with the IPO and as previously contemplated by, and described in, the Registration Statement, Select Medical Holdings Corporation (the “Company”), SMC and Concentra, or subsidiaries of each party, also entered into various other material agreements. These agreements were entered into on July 26, 2024, unless otherwise indicated, and consist of the following:

•	a tax matters agreement, which governs the Company’s and Concentra’s respective rights, responsibilities and obligations with respect to all tax matters, including tax liabilities, tax attributes, tax contests and tax returns;

•	an employee matters agreement, which addresses certain employment, compensation and benefits matters, including the allocation and treatment of certain assets and liabilities relating to Concentra’s employees and compensation and benefit plans and programs in which Concentra’s employees participate prior to the date of the Distribution, if pursued; and

•	a transition services agreement, pursuant to which SMC will provide to Concentra certain services beginning upon the consummation of the IPO and ending 24 months after the Distribution.

For further details regarding the foregoing agreements, see the descriptions of such agreements set forth in the section entitled “Certain Relationships and Related Person Transactions — Agreements to be Entered into in Connection with the Separation” in the Registration Statement. The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Amendment No. 10 to the Select Credit Agreement

On July 26, 2024, the Company and SMC entered into Amendment No. 10 (the “Select Amendment”) to that certain Credit Agreement, dated as of March 6, 2017, by and among the Company, SMC, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and collateral agent (as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2 dated as of October 26, 2018, Amendment No. 3, dated as of August 1, 2019, Amendment No. 4, dated as of December 10, 2019, Amendment No. 5, dated as of June 2, 2021, Amendment No. 6, dated as of February 21, 2023, Amendment No. 7, dated as of May 31, 2023, Amendment No. 8, dated as of July 31, 2023, Amendment No. 9, dated as of August 31, 2024 and the Select Amendment, the “Select Credit Agreement”). Among other things, the Select Amendment reduces the revolving credit commitments available under the Select Credit Agreement from $770.0 million to $550 million.

The foregoing description of the Select Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Select Amendment, which is filed as Exhibit 10.5 and incorporated by reference herein.

Concentra Credit Agreement

On July 26, 2024, Concentra Health Services, Inc. (“CHSI”) entered into a senior secured credit agreement (the “Credit Agreement”) that provides for $1.25 billion in senior secured credit facilities (“Senior Secured Credit Facilities”) composed of a $850,000,000 million, seven-year term loan (“Term Loan”) and a $400 million, five-year revolving credit facility (“Revolving Credit Facility”), including a $75 million sublimit for the issuance of standby letters of credit. Borrowings under the Senior Secured Credit Facilities are guaranteed by Concentra and substantially all of Concentra's current domestic subsidiaries and will be guaranteed by Concentra’s future domestic subsidiaries and secured by substantially all of Concentra’s existing and future property and assets and by a pledge of Concentra’s capital stock, the capital stock of CHSI’s domestic subsidiaries and up to 65% of the capital stock of CHSI’s foreign subsidiaries held directly by CHSI or a domestic subsidiary.

Borrowings under the Senior Secured Credit Facilities will bear interest at a rate equal to:

in the case of the Term Loan, Term SOFR plus a percentage ranging from 2.00% to 2.25%, or Alternate Base Rate plus a percentage ranging from 1.00% to 1.25%, in each case based on CHSI’s leverage ratio; and

in the case of the Revolving Credit Facility, Term SOFR plus a percentage ranging from 2.25% to 2.75%, or Alternate Base Rate plus a percentage ranging from 1.25% to 1.75%, in each case based on CHSI’s leverage ratio.

“Term SOFR” is defined as, with respect to any interest period, the rate per annum published by the CME Group Benchmark Administration Limited and identified by the Administrative Agent as the forward-looking term rate based on SOFR.

“Alternate Base Rate” is defined as the greatest of (a) the administrative agent’s Prime Rate, (b) the NYFRB Rate plus 1/2 of 1.00% and (c) the Term SOFR from time to time for an interest period of one month, plus 1.00%.

The Term Loan will amortize in equal quarterly installments on the last business day of each March, June, September and December in amounts equal to 0.25% of the aggregate original principal amount of the Term Loan commencing on December 31, 2024.  The balance of the Term Loan will be payable on July 26, 2031.  Similarly, the Revolving Credit Facility will be payable on July 26, 2029.

CHSI will be required to prepay borrowings under the Senior Secured Credit Facilities with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts and, to the extent required, the payment of certain indebtedness secured by liens subject to a first lien intercreditor agreement if CHSI’s total net leverage ratio is greater than 4.50 to 1.00 and 50% of such net cash proceeds if our total net leverage ratio is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00, (2) 100% of the net cash proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the Credit Agreement) if CHSI’s leverage ratio is greater than 4.50 to 1.00 and 25% of excess cash flow if CHSI’s leverage ratio is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00, in each case, reduced by the aggregate amount of term loans, revolving loans and certain other debt optionally prepaid (and, in the case of revolving loans, accompanied by a reduction in the related commitment) during the applicable fiscal year. CHSI will not be required to prepay borrowings with excess cash flow or the net cash proceeds of asset sales if CHSI’s leverage ratio is less than or equal to 4.00 to 1.00.

The Senior Secured Credit Facilities require CHSI, for the benefit of the lenders under the Revolving Credit Facility, to maintain a leverage ratio (based upon the ratio of indebtedness for money borrowed net of cash or cash equivalents to consolidated EBITDA, as defined in the Credit Agreement), which is tested quarterly and currently must not be greater than 6.50 to 1.00. Failure to comply with this covenant would result in an event of default under the Revolving Credit Facility and, absent a waiver or an amendment from the Revolving Lenders, preclude CHSI from making further borrowings under the Revolving Credit Facility and permit the Revolving Lenders to accelerate all outstanding borrowings under the Revolving Credit Facilities. Upon termination of the commitments for the Revolving Credit Facility and acceleration of all outstanding borrowings thereunder, failure to comply with the covenant also would constitute an Event of Default with respect to the Term Loans and holders of the Term Loans then may exercise remedies.

The Senior Secured Credit Facilities also contain a number of other affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; and dividends and restricted payments. The Senior Secured Credit Facilities contain events of default for non-payment of principal and interest when due, cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the Senior Secured Credit Facilities and JPMorgan Chase Bank, N.A., BOFA Securities, Inc., Deutsche Bank Securities Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Fifth Third Bank, National Association, Mizuho Bank, LTD, PNC Capital Markets LLC, RBC Capital Markets and Goldman Sachs Bank USA are acting as joint lead arrangers and joint bookrunners for the Senior Secured Credit Facilities. Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are acting as co-syndication agents for the Senior Secured Credit Facilities and BOFA Securities, Inc., Truist Bank, RBC Capital Markets, PNC Bank, National Association and Goldman Sachs Bank USA are acting as co-documentation agents for the Senior Secured Credit Facilities.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.6 and incorporated by reference herein.

6.875% Senior Notes Due 2032

On July 11, 2024 (the “Closing Date”), Select Medical Holdings Corporation (the “Company”) completed the previously announced private offering by its wholly-owned subsidiary, Concentra Escrow Issuer Corporation (the “Escrow Issuer”), of $650 million aggregate principal amount of 6.875% senior notes due 2032 (the “Notes”) and related guarantees. On July 26, 2024, Escrow Issuer merged with and into CHSI, with CHSI continuing as the surviving entity, and CHSI assumed all of the Escrow Issuer's obligations under the Notes and the related indenture (the “Assumption”), with the terms of such indenture described in the Company’s Form 8-K filed on July 17, 2024 and incorporated by reference herein. CHSI will pay interest on the Notes semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. Interest will accrue from July 11, 2024 and the Notes will mature on July 15, 2032.

The Notes and related guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the captions entitled “Amendment No. 10 to the Select Credit Agreement,” “Concentra Credit Agreement,” and “6.875% Senior Notes Due 2032” above are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, dated July 26, 2024, by and between Select Medical Corporation and Concentra Group Holdings Parent, Inc.

10.2	Tax Matters Agreement, dated July 26, 2024, by and between Select Medical Holdings Corporation and Concentra Group Holdings Parent, Inc.

10.3	Employee Matters Agreement, dated July 26, 2024, by and between Select Medical Corporation and Concentra Group Holdings Parent, Inc.

10.4	Transition Services Agreement, dated July 26, 2024, by and between Select Medical Corporation and Concentra Group Holdings Parent, Inc.

10.5	Amendment No. 10, dated July 26, 2024, to the Credit Agreement, dated as of March 6, 2017, by and among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other lenders and issuing banks party thereto, as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2, dated as of October 26, 2018, Amendment No. 3, dated as of August 1, 2019, Amendment No. 4, dated as of December 10, 2019, Amendment No. 5, dated as of June 2, 2021, Amendment No. 6, dated as of February 21, 2023, Amendment No. 7, dated as of May 31, 2023, Amendment No. 8, dated as of July 31, 2023 and Amendment No. 9, dated as of August 31, 2023.

10.6	Credit Agreement, dated July 26, 2024, among Concentra Group Holdings Parent, Inc., Concentra Health Services, Inc., JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, and the other lenders and issuing banks party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: July 31, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary